Exhibit 99-B.8.3

                             PARTICIPATION AGREEMENT
                                      among
                               AFD, ACML and ALIAC

      Aetna Life Insurance and Annuity Company (the "Company"), Alliance Fund Distributors, Inc. ("AFD") and Alliance Capital Management L.P. (the "Adviser") hereby agree to an arrangement whereby AFD shall make available Class A shares of Alliance Variable Products Series Fund, Inc. (the "Fund") to serve as underlying investment media for Variable Annuity or Variable Life Contracts ("Contracts") to be issued by the Company.

1.    Establishment of Accounts; Availability of Fund.

      (a) The Company represents that it has established Variable Annuity Accounts B, C, D and Variable Life Accounts B and C and may establish such other accounts as may be set forth in Schedule A attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Connecticut Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract.

      (b) AFD and the Adviser represent and warrant that the investments of the series of the Fund (each designated a "Portfolio") specified in Schedule B attached hereto (as may be amended from time to time with the mutual consent of the parties hereto) will at all times be adequately diversified within the meaning of Section 817(h) of the Internal Revenue Service Code of 1986, as amended (the "Code"), and the Regulations thereunder, and that at all times while this agreement is in effect, all beneficial interests will be owned by one or more insurance companies or by any other party permitted under Section 1.817-5(f)(3) of the Regulations promulgated under the Code or by the successor thereto, or by any other party permitted under a Revenue Ruling or private letter ruling granted by the Internal Revenue Service.

2.    Pricing Information; Orders; Settlement.

      (a) AFD will make Fund shares available to be purchased by the Company, and will accept redemption orders from the Company, on behalf of each Account at the net asset value applicable to each order on those days on which the Fund calculates its net asset value (a "Business Day"). Fund shares shall be purchased and redeemed in such


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

            quantity and at such time determined by the Company to be necessary to meet the requirements of those Contracts for which the Fund serve as underlying investment media, provided, however, that the Board of Directors of the Fund (hereinafter the "Directors") may upon reasonable notice to the Company, refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors, acting in good faith and in the best interests of the shareholders of any Portfolio and is acting in compliance with their fiduciary obligations under federal and/or any applicable state laws.

      (b) AFD will provide to the Company the Fund's closing net asset value, dividend and capital gain information at the close of trading each day that the New York Stock Exchange (the "Exchange" is open (each such day a "Business Day"), and in no event later than 7:00 p.m. Eastern Standard time on such Business Day. The Company will send via facsimile or electronic transmission to AFD or its specified agent orders to purchase and/or redeem Fund shares by 10:00 a.m. Eastern Standard Time the following business day. Payment for net purchases will be wired by the Company to an account designated by AFD to coincide with the order for shares of the Fund.

      (c) AFD hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares relating to the Contracts from Contract owners or participants. Orders from Contract owners or participants received from any distributor of the Contracts (including affiliates of the Company) by the Company, acting as agent for the Fund, prior to the close of the Exchange on any given business day will be executed by the Fund at the net asset value determined as of the close of the Exchange on such Business Day, provided that AFD receives written (or facsimile) notice of such order by 10 a.m. Eastern Standard Time on the next following Business Day. Any orders received by the Company acting as agent on such day but after the close of the Exchange will be executed by the Fund at the net asset value determined as of the close of the Exchange on the next business day following the day of receipt of such order, provided that the Fund receives written (or facsimile) notice of such order by 10 a.m. Eastern Standard Time within two days following the day of receipt of such order.

      (d) Payments for net redemptions of shares of the Fund will be wired by AFD to an account designated by the Company. Payments for net purchases of the Fund will be wired by the Company to an account designated by AFD on the same Business Day the Company places an order to purchase Fund shares. Payments shall be in federal funds transmitted by wire.

      (e) In lieu of applicable provisions set forth in paragraphs 2(a) through 2(d) above, the parties may agree to provide pricing information, execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation's Fund/SERV system in which case such activities will be governed by the provisions set forth in an Exhibit to this Agreement.


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

      (f) Each party has the right to rely on information or confirmations provided by the other party (or by any affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party.

      (g) The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule B offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information. The Company shall not permit any person other than a Contract owner or Participant to give instructions to the Company which would require the Company to redeem or exchange shares of the Fund. This provision shall not be construed to prohibit the Company from substituting shares of another fund, as permitted by law.

3.    Expenses.

      (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by AFD or the Adviser under this Agreement shall be paid by AFD or the Adviser or, as appropriate, by the Fund, including the cost of registration of Fund shares with the Securities and Exchange Commission (the "SEC") and in states where required. AFD and the Adviser, individually, and on behalf of the Fund, shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to AFD, the Fund or Adviser, except as provided herein and in Schedule C attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.

      (b) AFD or the Adviser shall provide to the Company Post Script files of periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners. In addition, AFD or the Adviser shall provide the Company with a sufficient quantity of its prospectuses, statements of additional information and any supplements to any of these materials, to be used in connection with the offerings and transactions contemplated by this Agreement. In addition, AFD shall provide the Company with a sufficient quantity of its proxy material that is required to be sent to Contract owners. The Adviser shall be permitted to review and approve the typeset form of such material prior to such printing provided such material has been provided by the Adviser to the Company within a reasonable period of time prior to typesetting.

      (c) In lieu of AFD's or Adviser's providing printed copies of prospectuses, statements of additional information and any supplements to any of these materials, and periodic fund reports to shareholders, the Company shall have the right to request that AFD transmit a copy of such materials in an electronic format (Post Script files), which the Company may use to have such materials printed together with similar materials of other Account funding media that the Company or any distributor will distribute to existing or prospective Contract owners or participants.


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

4.    Representations.

      (a) The Company agrees that it and its agents shall not, without the written consent of AFD or the Adviser, make representations concerning the Fund, or its shares except those contained in the then current prospectuses and in current printed sales literature approved by or deemed approved by AFD or the Adviser.

      (b) AFD and Adviser represent and warrant that (i) they have examined and tested their systems and made reasonable inquiry of their business partners and other entities with whom they conduct business with respect to Year 2000 problems and (ii) their ability to perform their obligations under this Agreement will not be interrupted or disrupted as a result of any business interruptions or other business problems relating to specific dates or days before, during and after the Year 2000.

5.    Termination.

      This agreement shall terminate as to the sale and issuance of new
Contracts:

      (a) at the option of either the Company, the Adviser, AFD or the Fund, upon sixty days advance written notice to the other parties;

      (b) at the option of the Company, upon one week advance written notice to the Adviser and AFD, if Fund shares are not available for any reason to meet the requirement of Contracts as determined by the Company. Reasonable advance notice of election to terminate shall be furnished by Company;

      (c) at the option of either the Company, the Adviser, AFD or the Fund, immediately upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Account, the Company, AFD, the Fund or the Adviser by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body;

      (d) upon the determination of the Accounts to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contracts. The Company will give 60 days written notice to AFD and the Adviser of any decision to replace the Fund's shares;

      (e) upon assignment of this Agreement, unless made with the written consent of all other parties hereto;

      (f) if Fund shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium for


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

            Contracts issued or to be issued by the Company. Prompt notice shall be given by the appropriate party should such situation occur.

6.    Continuation of Agreement.

      Termination as the result of any cause listed in Section 5 shall not affect AFD's obligation to furnish Fund shares to Contracts then in force for which Fund shares serve or may serve as the underlying medium unless such further sale of Fund shares is prohibited by law or the SEC or other regulatory body, or is determined by the Fund's Board to be necessary to remedy or eliminate an irreconcilable conflict pursuant to Section 10 hereof.

7.    Advertising Materials; Filed Documents.

      (a) Advertising and sales literature with respect to the Fund prepared by the Company or its agents for use in marketing its Contracts will be submitted to AFD or its designee for review before such material is submitted to any regulatory body for review. No such material shall be used if AFD or its designee reasonably object to such use in writing, transmitted by facsimile within two business days after receipt of such material.

      (b) AFD will provide additional copies of the Fund's financials as soon as available to the Company and at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of such document with the SEC or other regulatory authorities. At the Adviser's request, the Company will provide to the Adviser at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Account promptly after the filing of such document with the SEC or other regulatory authority.

      (c) AFD or the Adviser will provide via Excel spreadsheet diskette format or in electronic transmission to the Company at least quarterly portfolio information necessary to update Fund profiles within seven business days following the end of each quarter.

      (d) AFD will reimburse the Company for any incorrect information provided to the Company under this Section as provided for in Schedule C.

8.    Proxy Voting.


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

      (a) The Company shall provide pass-through voting privileges on Fund shares held by registered separate accounts to all Contract owners and participants to the extent the SEC continues to interpret the 1940 Act as requiring such privileges. The Company shall provide pass-through voting privileges on Fund shares held by unregistered separate accounts to all Contract owners.

      (b) The Company will distribute to Contract owners and participants, as appropriate, all Fund proxy material furnished by AFD and will vote Fund shares in accordance with instructions received from such Contract owners and participants. If and to the extent required by law, the Company, with respect to each group Contract and in each Account, shall vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners and participants.

9.    Indemnification.

      (a) The Company agrees to indemnify and hold harmless AFD and the Adviser, and its directors, officers, employees, agents and each person, if any, who controls AFD or the Adviser within the meaning of the Securities Act of 1933 (the "1933 Act") against any losses, claims, damages or liabilities to which AFD or the Adviser or any such director, officer, employee, agent, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of the Company or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectuses or sales literature of the Fund) of the Company or its agents, with respect to the sale and distribution of Contracts for which Fund shares are the underlying investment. The Company will reimburse any legal or other expenses reasonably incurred by AFD or the Adviser or any such director, officer, employee, agent, investment adviser, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written materials furnished to the Company by AFD or the Adviser specifically for use therein or (ii) the willful misfeasance, bad faith, or gross negligence by AFD or the Adviser in the performance of its duties or AFD's or Adviser's reckless disregard of obligations or duties under this Agreement or to the Company, whichever is applicable. This indemnity agreement will be in addition to any liability which Company may otherwise have.

      (b) AFD and the Adviser agree to indemnify and hold harmless the Company and its directors, officers, employees, agents and each person, if any, who controls the


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

            Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Fund or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading. AFD or the Adviser will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that AFD and the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectuses which are in conformity with written materials furnished to AFD or the Adviser by the Company specifically for use therein.

      (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

10.   Potential Conflicts.

      (a) The Fund has obtained an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Fund is available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and variable annuity contracts and separate accounts of insurance companies unaffiliated with the Company ("Mixed and Shared Funding Order"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 10.

      (b) The Fund agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of Adviser or AFD within the meaning of Section 2(a)(19) of the 1940 Act.


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

      (c) The Fund agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the contract owners or participants in all separate accounts of life insurance companies utilizing the Fund, including the Accounts. The Company agrees to inform the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

            (i) an action by any state insurance or other regulatory authority;

            (ii) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

            (iii) an administrative or judicial decision in any relevant proceeding;

            (iv) the manner in which the investments of any Portfolio are being managed;

            (v) a difference in voting instructions given by variable annuity and variable life insurance contract owners or participants or by contract owners or participants of different life insurance companies utilizing the Fund; or

            (vi) a decision by a life insurance company utilizing the Fund to disregard the voting instructions of Contract owners or participants.

      (d) The Company will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by the Company to disregard voting instructions of Contract owners or participants.

      (e) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, and if the Board of Directors determines that the Company is responsible for causing or creating said conflict, the Company will, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:


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

            (i) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or participants or all contract owners and participants of one or more life insurance companies utilizing the Fund) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

            (ii) establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

      (f) If the material irreconcilable conflict arises because of the Company's decision to disregard Contract owners' or participants' voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to the Company that this provision is being implemented, and until such withdrawal AFD and the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

      (g) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Fund within six months after the Fund's Board of Directors informs the Company that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal AFD and Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

      (h) The Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Contract owners and participants.

      (i) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or AFD be required to establish a new funding medium for any Contracts. The Company will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of the Contract owners and participants materially adversely affected by the material irreconcilable conflict.

      (j) The Fund will promptly make known in writing to the Company the Board of Directors' determination of the existence of a material irreconcilable conflict, a


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

            description of the facts that give rise to such conflict and the implications of such conflict.

      (k) The Company and AFD will at least annually submit to the Board of Directors of the Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

      (l) If, at any time during which the Fund is serving an investment medium for variable life insurance policies or variable annuity contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 10 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

11.   Miscellaneous.

      (a) Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

      (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

      To the Company:

                        Aetna Life Insurance and Annuity Company
                        151 Farmington Avenue
                        Hartford, Connecticut  06156
                        Attention:  Julie E. Rockmore, Counsel

      To AFD or the Adviser:

                        Alliance Fund Distributors, Inc.
                        1345 Avenue of the Americas
                        New York, NY 10105-0096
                        Attention: Edmund P. Bergan, Jr., General Counsel


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

      Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

      (c) Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      (d) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

      (e) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      (f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

      (g) Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Connecticut.

      (h) It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

      (i) The terms of this Agreement and the Schedules thereto will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose such terms.


      IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers effective as of the 1st day of March, 2000.

      AETNA LIFE INSURANCE AND ANNUITY COMPANY


      By:    /s/  Laurie M. LeBlanc
             -------------------------------
      Name:  Laurie M. LeBlanc
      Title: Vice President


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

      ALLIANCE CAPITAL MANAGEMENT L.P.


      By:    /s/  Richard A. Winge
             -------------------------------
      Name:  Richard A. Winge
      Title: Senior Vice President
             Managing Director


      ALLIANCE FUND DISTRIBUTORS, INC.


      By:    /s/  Edmund P. Bergan, Jr.
             -------------------------------
      Name:  Edmund P. Bergan, Jr.
      Title: Vice President &
             Assistant General Counsel


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                                   Schedule A


              (For any future separate accounts - See Section 1(a)


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

                                   Schedule B

               For list of Portfolios available - See Section 1(b)


Alliance Variable Products Series Fund, Inc.--

                  Alliance Quasar Portfolio

                  Alliance Premier Growth Portfolio

                  Alliance Growth and Income Portfolio


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                                   Schedule C

The following costs, expenses and reimbursements will be paid by the party indicated:

1. For purposes of Sections 2 and 7, AFD or the Adviser shall be liable to the Company for systems and out of pocket costs incurred by the Company in making a Contract owner's or a participant's account whole, if such costs or expenses are a result of AFD's failure to provide timely or correct net asset values, dividend and capital gains or financial information and if such information is not corrected by 4pm EST of the next business day after releasing such incorrect information provided the incorrect NAV as well as the correct NAV for each day that the error occurred is provided. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Contract owner's or a Participant's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

2. For purposes of Section 3, AFD and the Adviser acknowledge that they or the Fund shall pay for the cost of typesetting and printing periodic fund reports to shareholders, prospectuses, prospectus supplements, statements of additional information and other materials that are required by law to be sent to Contract owners or participants, as well as the cost of distributing such materials. The Company shall pay for the cost of prospectuses and statements of additional information and the distribution thereof for prospective Contract owners or participants. Each party shall be provided with such supporting data as may reasonably be requested for determining expenses under Section 3.

3. AFD shall pay all expenses in connection with the provision to the Company of a sufficient quantity of its proxy material under Section 3. The cost associated with proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage) will be paid by AFD.

Dated this first day of March, 2000.

      AETNA LIFE INSURANCE AND ANNUITY COMPANY


      By:    /s/  Laurie M. LeBlanc
             -------------------------------
      Name:  Laurie M. LeBlanc
      Title: Vice President


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

     ALLIANCE CAPITAL MANAGEMENT L.P.


     By:    /s/  Richard A. Winge
            -------------------------------
     Name:  Richard A. Winge
     Title: Senior Vice President
            Managing Director


     ALLIANCE FUND DISTRIBUTORS, INC.


     By:    /s/  Edmund P. Bergan, Jr.
            -------------------------------
     Name:  Edmund P. Bergan, Jr.
     Title: Vice President &
            Assistant General Counsel


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